                                                                  Exhibit 4.1


     As filed with the Securities and Exchange Commission on  June 18, 1997
                                                Registration No. 333-39483
------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, D.C. 20549
                                    _________

                                    FORM S-3
               REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                                    _________

                           Ohio Casualty Corporation
               -----------------------------------------------------
               (Exact name of Registrant as specified in its charter)

          Ohio                                             31-0783294
(State or other jurisdiction of                        (I.R.S. Employer
 incorporation or organization)                        Identification No.)

                              136 North Third Street
                               Hamilton, Ohio 45025
                                  (513) 867-3000
                  ---------------------------------------------------
                  (Address, including zip code, and telephone number,
                         including area code, of Registrant's
                             principal executive offices)

                                         With a copy to:
Roger E. Lautzenhiser, Esq.              Lauren N. Patch
Vorys, Sater, Seymour and Pease          President and Chief Executive Officer
52 East Gay Street                       Ohio Casualty Corporation
P.O. Box 1008                            136 North Third Street
Columbus, Ohio 43216-1008                Hamilton, Ohio 45025
(614) 464-6291                          (513) 867-3000
------------------------------------------------------------------------------
             (Name, address, including zip code, and telephone number,
                      including area code, of agent for service)

   Approximate date of commencement of proposed sale to the public: as soon as possible after the effective date of this Registration Statement.

   If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

   If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

   If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

   If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

   If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                              Page 1 of 44 Pages.
                    Index to Exhibits begins at Page II-1
                     (Page 26 as sequentially numbered)

CALCULATION OF REGISTRATION FEE

                                Proposed     Proposed
Title of each                   maximum      maximum
   class of       Amount to     offering     aggregate    Amount of
securities to        be         price per    offering    registration
be registered     registered    share (1)    price (1)        fee
---------------------------------------------------------------------
Common Shares,     250,000       $46.00    $11,500,000      $3,485
$ .125 Par
Value

(1) Estimated solely for the purpose of calculating the aggregate offering price and the registration fee pursuant to Rule 457(c) promulgated under the Securities Act of 1933, as amended, and computed on the basis of $46.00, which price is the average of the high and low sales prices of the Common Shares as reported on the NASDAQ National Market System on June 16, 1997.


   THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(A), MAY DETERMINE.

PROSPECTUS

                             OHIO CASUALTY CORPORATION
                                  AGENT SHAREPLAN

                              250,000 Common Shares,
                                 $.125 par value

   Ohio Casualty Corporation (the "Company") is offering to individuals who are (i) sole proprietors, officers, directors, shareholders, partners, members or trustees of insurance agencies doing business with the Company and (ii) who are licensed to sell insurance products on behalf of the Ohio Casualty Insurance Company, the West American Insurance Company, American Fire & Casualty or the Ohio Security Insurance Company ("Agents") a convenient and economical method to purchase common shares, $ .125 par value of the Company (the "Common Shares"), pursuant to the Company's Agent SharePlan(the "Plan").

   An Agent may purchase Common Shares through the Plan by electing to have an amount deducted from that Agent's monthly commission. The minimum amount which may be deducted by an Agent is $5.00 per month. An Agent may also make voluntary cash payments to purchase additional Common Shares through the Plan at any time. Total payments (including deduction amounts and voluntary cash payments) for Common Shares purchased under the Plan are limited to $60,000 per year for each Agent. All cash dividends paid on Common Shares held in an Agent's Plan account are reinvested automatically unless the Agent instructs otherwise.

    Common Shares purchased for an Agent's account under the Plan (a "Plan Account") will be purchased on the open market at current market prices or in negotiated transactions. The Common Shares are listed on the NASDAQ, National Market System ("NASDAQ/NMS"). The closing price of a Common Share on June 16, 1997, on the NASDAQ/NMS was $45.875.

   This Prospectus relates to Common Shares available for purchase under the Plan. It is suggested that this Prospectus be retained for future reference.


   THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR BY ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                     The date of this Prospectus is June 18, 1997.

                          AVAILABLE INFORMATION

   The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports and other information with the Securities and Exchange Commission (the "Commission"). Information, as of particular dates, concerning directors and executive officers, their compensation and any material interest of such persons in transactions with the Company is disclosed in proxy statements distributed to shareholders of the Company and filed with the Commission. Such reports, proxy statements and other information filed by the Company can be inspected and copied at the public reference facilities of the Commission, Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and should be available for inspection and copying at the Commission's Regional Offices at Suite 1400, 500 West Madison Street, Chicago, Illinois 60661; and Suite 1300, 7 World Trade Center, New York, New York 10048. Copies can also be obtained by mail from the Commission at prescribed rates. Requests should be directed to the Commission's Public Reference Section at 450 Fifth Street, N.W., Washington, D.C. 20549. In addition, the Commission maintains a Web site that contains reports, proxy and information statements and other information regarding registrants, such as the Company, that file electronically with the Commission. The address of the Commission's Web site is http://www.sec.gov.

   The Company has filed with the Commission a Registration Statement on Form S-3 (the "Registration Statement") under the Securities Act of 1933, as amended (the "1933 Act"), with respect to the Common Shares offered hereby. This Prospectus does not contain all of the information set forth in the Registration Statement, certain items of which have been omitted in accordance with the rules and regulations of the Commission. The omitted information may be inspected and copied, at the prescribed rates, at the public reference facilities maintained by the Commission at the addresses set forth above. For further information with respect to the Company and the Common Shares, reference is made to the Registration Statement, including the exhibits thereto.

                       DOCUMENTS INCORPORATED BY REFERENCE

   The following documents filed by the Company with the Commission are incorporated herein by reference: (1) the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1996, and all other reports filed with the Commission pursuant to the requirements of Section 13(a) or Section 15(d) of the Exchange Act since that date; and (2) the description of the Company's Common Shares contained in the Company's Registration Statement on Form 10 filed with the

Commission on April 30, 1971 and the description of Common Share Purchase Rights of the Company contained in the Company's Registration Statement on Form 8-A filed with the Commission on December 20, 1989, as amended by the Company's Form 8 Amendment to Application or Report filed with the Commission on November 6, 1990, as updated in any amendment or report filed by the Company for the purpose of updating such description.

   All documents subsequently filed by the Company after the date of this Prospectus pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this offering will be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein will be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any subsequently filed document which is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded will not, except as so modified or superseded, constitute a part of this Prospectus.

   THE COMPANY WILL PROVIDE WITHOUT CHARGE TO EACH PERSON TO WHOM A COPY OF THIS PROSPECTUS HAS BEEN DELIVERED, UPON THE WRITTEN OR ORAL REQUEST OF ANY SUCH PERSON, A COPY OF ANY AND ALL OF THE INFORMATION THAT HAS BEEN INCORPORATED BY REFERENCE IN THIS PROSPECTUS, OTHER THAN EXHIBITS. REQUESTS FOR SUCH COPIES SHOULD BE MADE IN WRITING TO: SHAREHOLDER RELATIONS DEPARTMENT, 3RD FLOOR, OHIO CASUALTY CORPORATION, 136 NORTH THIRD STREET, HAMILTON OHIO 45025, OR BY TELEPHONE AT (513) 867-3000.

                               THE COMPANY

   The Company is an Ohio corporation incorporated on August 25, 1969. The Company and its subsidiaries offer businesses and individuals a range of property-casualty and premium financing products. The principal executive office of the Company is located at 136 North Third Street, Hamilton, Ohio 45025. Its telephone number is (513) 867-3000. Additional information concerning the Company and its business activities is contained in the incorporated documents, to which reference is hereby made.

                                 THE PLAN

   The following numbered questions and answers set forth the terms and conditions of the Ohio Casualty Corporation Agent SharePlan.

PURPOSE

1.   WHAT IS THE PURPOSE OF THE PLAN?

   The purpose of the Plan is to provide Agents with a convenient and economical method of purchasing Common Shares. Common Shares credited to and held in an Agent's Plan Account are sometimes referred to herein as "Plan Shares." All cash dividends payable on whole or fractional Plan Shares will be reinvested automatically unless the Agent indicates otherwise.

FEATURES

2.   WHAT ARE SOME OF THE FEATURES OF THE PLAN?
     - An Agent acquires Common Shares through deductions from his or her monthly commissions without paying any brokerage commissions or service charges.

     - An Agent acquires Common Shares automatically by reinvesting all or a portion of the cash dividends payable on his or her Plan Shares, unless the Agent elects not to automatically reinvest such dividends.

     - Subject to certain fees and restrictions, an Agent may purchase additional Common Shares by making voluntary cash payments at any time.

     - Unless otherwise instructed by an Agent, Common Shares purchased under the Plan are held in a Plan Account for the Agent, relieving such Agent of the responsibility for the safekeeping of share certificates.

     - A quarterly statement is mailed to each Agent listing all purchases and sales of Common Shares by the Agent under the Plan, as well as share certificate deposits and withdrawals and cash dividend investments.

     - Agents may fully invest their funds under the Plan because the Plan permits fractional interests in a Common Share, as well as whole Common Shares, to be credited to a Plan Account.

     - Agents may request that their Plan Shares be sold, subject to certain restrictions.

ADMINISTRATION

3.   WHO ADMINISTERS THE PLAN?

   First Chicago Trust Company of New York ("FCT"), the transfer agent for the Common Shares, will administer the Plan, maintain records, send statements of account to Agents, keep share certificates for Agents, purchase Common Shares and sell Plan Shares for Agents and perform other duties relating to the Plan. The Company will assist FCT by collecting commission deduction amounts from Agents and forwarding such amounts to FCT for investment under the Plan.

   FCT will use a registered broker-dealer to purchase Common Shares on the open market or in negotiated transactions. None of the Company, any of its affiliates or any Agent will exercise any direct or indirect control or influence over the times when, the prices at which, or the manner in which, Common Shares are purchased for the Plan, the amount of Common Shares to be purchased or the selection of the broker-dealers through or from whom purchases are to be made.

   Written correspondence may be mailed to FCT at the following address:
First Chicago Trust Company of New York, P.O. Box 2596, Jersey City, NJ
07303.

ELIGIBILITY AND PARTICIPATION

4.   WHO MAY, HOW AND WHEN MAY A PERSON, JOIN THE PLAN?

   Any individual who is (i) a sole proprietor, officer, director, shareholder, partner, member or trustee of an insurance agency doing business with the Company and (ii) who is licensed to sell insurance products on behalf of the Ohio Casualty Insurance Company, the West American Insurance Company, American Fire & Casualty Insurance Company or the Ohio Security Insurance Company (an "Agent") is eligible to participate in the Plan. Once a person is no longer an Agent, such person will not be eligible to participate in the Plan and such person's Plan Account will be terminated as soon as possible (see Question 16).

   An Agent may join the Plan, after being furnished a copy of the Plan Prospectus, by completing an Authorization Form and mailing or returning it to:
                  Ohio Casualty Corporation
                  Attention:  Shareholder Relations Department
                  136 North Third Street
                  3rd Floor
                  Hamilton, Ohio  45025

Authorization Forms may be obtained by writing to the same address or by telephoning: (513) 867-3000.

   The Authorization Form authorizes the Company to deduct designated amounts from an Agent's monthly commission, to forward such amounts to FCT to purchase Common Shares, and to cause

Common Shares to be held in an Agent's Plan Account. Deduction amounts will be forwarded by the Company to FCT and will be invested by FCT on the 10th of the month (or the next business day on which both FCT and the relevant securities market are open). No interest will be paid on deduction amounts held pending investment.

   The Company reserves the right to reject any Authorization Form for any reason, including as required by any state securities laws.

   An Agent may enroll on a semi-annual basis, with the two enrollment periods ending on March 15 and September 15 of each year. Authorization Forms received prior to such dates will be effective as of March 30 or September 30 of such year, respectively.

COMMISSION DEDUCTIONS

5. WHAT HAPPENS IF AN AGENT'S MONTHLY AMOUNT OF COMMISSION IS LESS THAN THE AGENT'S DEDUCTION AMOUNT?

   If an Agent's monthly amount of commission is less than such Agent's previously designated deduction amount, no deduction amount will be forwarded by the Company to FCT for investment under the Plan for that particular month. Further, if more than one Agent of an insurance agency is participating in the Plan and the total monthly commission amounts of all such Agents is not equal to at least the total amount of all such Agents' previously designated deduction amounts, no deduction amount for any Agent of such insurance agency will be forwarded by the Company to FCT for investment under the Plan for that particular month.

6.   HOW DOES AN AGENT CHANGE OR DISCONTINUE HIS OR HER DEDUCTION AMOUNT?

   An Agent may change his or her deduction amount by completing a new Authorization Form and returning it to the Company (Attention: Shareholder Relations Department). Changes will become effective as of March 30 or September 30 of each year for Authorization Forms received on or before the preceding March 15 or September 15, respectively.

   An Agent may discontinue future deduction amounts at any time by contacting the Company's Shareholder Relations Department and obtaining an Authorization Form, completing it and returning it to the Company. If the Company receives the Authorization Form from an Agent (indicating the discontinuance of deduction amounts) prior to the fifteenth (15th) day of a month, no amount will be deducted from that Agent's monthly commission beginning with that month. If the Company receives such an Authorization Form on or after the fifteenth (15th) day of a month, no amount will be deducted from the Agent's monthly commission beginning the following month.

   If an Agent discontinues deduction amounts, such Agent's Plan Account will remain open unless the Agent terminates the Plan Account (see Question 16).

   A person may rejoin the Plan by completing a new Authorization Form and forwarding it to the Company's Shareholder Relations Department, provided he or she is eligible as described in Question 4. The Company reserves the right to reject any Authorization Form from an Agent on grounds of excessive joining and termination. This reservation is intended to minimize administrative expense and to encourage use of the Plan as a long-term investment service.
If an Agent has any questions concerning changing or canceling a deduction amount, or any other method of participating in the Plan, such Agent should call the Company's Shareholder Relations Department at (513) 867-3000.

VOLUNTARY CASH PAYMENTS

7.   WHEN AND HOW MAY VOLUNTARY CASH PAYMENTS BE MADE?

   Voluntary cash payments may be made by an Agent at any time. Voluntary cash payments must be forwarded directly to FCT together with the coupon provided on an Agent's quarterly statement (an Agent can call FCT to obtain additional coupons). An Agent with a Plan Account may make a voluntary cash payment even if such Agent is not currently deducting amounts from his or her monthly commissions. Commission deduction amounts plus voluntary cash payments cannot exceed $60,000 per year for any Agent. An Agent will be required to pay FCT the following fees in connection with a voluntary cash payment: a transaction fee of $.75 and a brokerage commission fee of $.10 per Common Share purchased. These fees are subject to change by FCT in its sole discretion at any time. FCT will notify the Agent of any fee changes in writing, and such changes shall become effective thirty (30) days after the written notification is mailed by FCT to the Agent, unless a different time period is required by law. FCT will invest voluntary cash payments each month at the same time as FCT invests commission deduction amounts. No interest will be paid on voluntary cash payments held pending investment. The same amount of money need not be sent each time as a voluntary cash payment and there is no obligation to make voluntary cash payments on a regular basis.

   Voluntary cash payments must be in United States dollars, payable to "FCT/Ohio Casualty", and must be good funds for immediate deposit. Payment may be by check or money order.

   An Agent can cancel a voluntary cash payment by notifying FCT of such request in writing. FCT will return such payment to the Agent provided FCT has received the written request of such Agent not less than 48 hours before the investment transaction was due to occur.

SOURCE OF COMMON SHARES--PURCHAE PRICES--INVESTMENT DATE

8.   WHAT IS THE SOURCE OF COMMON SHARES PURCHASED UNDER THE PLAN?

   Common Shares purchased under the Plan will be purchased on the open market or in negotiated transactions. FCT has full discretion as to all matters relating to open market or negotiated purchases of Common Shares, including the number of Common Shares, if any, to be purchased on any day or at any time of day, the price paid for such Common Shares, the markets on which Common Shares are purchased (including on any securities exchange, in the over-the-counter market or in negotiated transactions) and the persons (including broker-dealers) from or through whom such purchases are made.

9.   WHAT IS THE PURCHASE PRICE PER COMMON SHARE PURCHASED UNDER THE PLAN?

   The purchase price per Common Share purchased on the open market will be the average purchase price of all Common Shares purchased on the open market that day. The purchase price per Common Share purchased in a negotiated transaction will be such negotiated purchase price.

10.   HOW MANY COMMON SHARES WILL BE PURCHASED?

   The number of Common Shares purchased will depend on the deduction amount and voluntary cash payment amount forwarded to FCT, the amount of cash dividends received on Common Shares credited to Agents' Plan Accounts, and the price of the Common Shares determined as provided in Question 9. Each Agent's Plan Account will be credited with that number of Common Shares, including any fractional interest in a Common Share, equal to the total amount to be used to purchase Common Shares for that Agent divided by the purchase price per Common Share paid to acquire such Common Shares for that day. Common Shares will be credited to Plan Accounts as of the day the purchase price for such Common Shares to be purchased has been determined.

   An Agent may not direct FCT to purchase a specific number of Common Shares.

11. WILL SHARE CERTIFICATES AUTOMATICALLY BE DELIVERED TO AGENTS FOR PURCHASED COMMON SHARES?

   Share certificates for Common Shares purchased under the Plan will not automatically be delivered to Agents. The Agent's number of Plan Shares will be shown on such Agent's quarterly statement of Plan Account. This procedure protects Agents against loss, theft or destruction of share certificates.

   Certificates for any number of whole Plan Shares credited to an Agent's Plan Account will be issued at any time upon an Agent's written request to FCT (see Question 14).

EXPENSES TO AGENTS

12. ARE THERE ANY EXPENSES TO AGENTS IN CONNECTION WITH PARTICIPATION UNDER THE PLAN?

   The Company will pay all costs of administering the Plan, except the
                                                             ------
following: (i) an Agent requesting that his or her Plan Shares be sold (see Question 15) will be required to pay a $15.00 fee for each transaction and a brokerage commission fee of $.12 per Common Share sold (these fees are subject to change by FCT in its sole discretion as described in Question 7) and (ii) the fees related to the purchase of Common Shares as a result of a voluntary cash payment as described in Question 7.

REINVESTMENT OF CASH DIVIDENDS

13.   WILL CASH DIVIDENDS ON PLAN SHARES BE AUTOMATICALLY REINVESTED?

   Yes, cash dividends paid on Plan Shares will be automatically reinvested under the Plan for each Agent. An Agent may, however, receive such cash dividends directly by requesting FCT in writing to forward the cash dividends to the Agent. To be effective for a given cash dividend payment, FCT must receive the Agent's written request two business days before the record date with respect to such dividend. If the Agent's written request is received by FCT after such time, the cash dividends will be reinvested and, effective as of the next record date, cash dividends will be forwarded directly to the Agent.

   An Agent who withdraws Plan Shares (see Question 14) will receive directly the cash dividends paid on such Shares. Cash dividends paid on Plan Shares left in the Plan Account by such Agent will continue to be automatically reinvested under the

Plan, unless the Agent has requested FCT in writing to forward the dividend payment directly to the Agent as described in the above paragraph. An Agent who withdraws Plan Shares may choose to enroll in (transfer such Shares to) the Company's Automatic Dividend Reinvestment Plan (the "DRIP").

SELLING OR WITHDRAWING PLAN SHARES--TERMINATING PARTICIPATION

14. MAY AN AGENT WITHDRAW PLAN SHARES WITHOUT TERMINATING PARTICIPATION IN THE PLAN?

   An Agent may at any time withdraw any number of whole Plan Shares, without terminating the Plan Account, by furnishing a written request to FCT. The request must indicate the number of whole Plan Shares to be withdrawn and the name(s) of the person(s) who will become the registered holder of such Shares. A medallion signature guarantee will be required if the Plan Shares will be registered in the name of a person other than the Agent. A certificate for the Plan Shares requested to be withdrawn will be issued to the Agent without charge within 30 days of FCT's receipt of the request.

15.   CAN PLAN SHARES BE SOLD?

   Yes. An Agent can request that his or her Plan Shares be sold by either calling FCT at 800-633-9394 or obtaining a Transaction Form from FCT, completing and returning it to FCT. All sale instructions received by FCT will be processed promptly, and in no event later than five business days after the date the oral or written order is received by FCT, except where deferral is necessary to comply with applicable federal or state laws. FCT will not accept sale instructions to sell Plan Shares at a specified price.
To enable FCT to complete sale transactions (including the sale of Plan Shares upon an Agent's termination of participation in the Plan, as discussed in Question 16), FCT may combine the Plan Shares of a selling Agent with the Plan Shares of other selling Agents. The sales price for the Plan Shares will be the average sale price of the Common Shares obtained by FCT for each aggregate sale order placed by FCT. The selling Agent will be charged the fees described in Question 12.

   A request to sell all Plan Shares, whole and fractional, will not be considered a termination of participation in the Plan by the Agent, unless the Agent has complied with the procedure described in Question 16.

   AGENTS WHO SELL PLAN SHARES SHOULD BE AWARE THAT THE SHARE PRICE MAY FALL DURING THE PERIOD BETWEEN A REQUEST FOR SALE, ITS RECEIPT BY FCT, AND THE ULTIMATE SALE. THIS RISK SHOULD BE

EVALUATED BY THE AGENT AND IS A RISK TO BE BORNE SOLELY BY THE AGENT.

16.   HOW AND WHEN MAY AN AGENT TERMINATE PARTICIPATION IN THE PLAN?

   An Agent may terminate participation in the Plan at any time by completing two forms (i) an Authorization Form (obtained from the Company) authorizing the Company to discontinue commission deductions and (ii) a Termination Form (obtained from the Company) selecting the options available to the Agent upon the termination of a Plan Account (see following paragraph.) Both Forms must be completed and returned to the Company. The Company will promptly forward the Termination Form to FCT upon the Company's receipt of such Form. If an Agent completes and forwards an Authorization Form to the Company, but does not complete or forward a Termination Form to the Company, such Agent's Plan Account will remain open.

   When an Agent terminates his or her Plan Account, an Agent may choose, on the Termination Form, to (i) enroll in (transfer the Plan Shares to) the Company's DRIP, (ii) receive all or a portion of the Plan Shares in certificate form as described in Question 14 or (iii) sell all or a portion of the Plan Shares.

   A sale of Plan Shares may, but need not, be made by purchase of such Plan Shares by FCT for the Plan Accounts of other Agents and any such transaction will be deemed to have been made at the then current market price on the date of sale. Alternatively, the Plan Shares may be sold by FCT and the proceeds, LESS brokerage commissions and the expenses described in Question 12, will be remitted to the Agent. Upon termination, the Agent's interest in a fractional share will be adjusted in cash at the price obtained in the transaction applicable to liquidating the Plan Account or at the prevailing market value of the Common Shares at the time, and forwarded to the Agent.

   Any voluntary cash payment which had been sent to FCT will be invested unless FCT receives the Agent's Termination Form at least 48 hours prior to the purchase transaction applicable to that voluntary cash payment.

   The Company will send a Termination Form to any person participating under the Plan who becomes ineligible to participate. If such person does not complete and return the Termination Form to the Company within fourteen (14) days of the date the Termination Form was mailed by the Company, such person's Plan Shares will be transferred to the Company's DRIP in such person's name.

17.   WHAT HAPPENS IN THE EVENT OF DEATH?

   In the event of death, an Agent's Plan Account will remain open and cash dividends will continue to be reinvested until the Company receives instructions from the duly authorized representative of the Agent's estate. In this event, please contact the Company for additional information and assistance.

PLAN ACCOUNTS--REPORTS--SAFEKEEPING

18. IN WHOSE NAME WILL PLAN ACCOUNTS BE MAINTAINED AND SHARE CERTIFICATES REGISTERED WHEN ISSUED?

   Plan Accounts will be maintained in the name of the Agent. Plan Shares will be registered in the names set forth on the statement for the Plan Account. Plan Shares withdrawn from the Plan will be registered in accordance with the Agent's instructions (see Question 14).

19.   MAY SHARE CERTIFICATES HELD BY AGENTS BE DEPOSITED IN THE PLAN?

   Agents may deposit for safekeeping with FCT certificates for Common Shares now or hereafter registered in their names for credit under the Plan. There is no charge for this custodial service and, by making the deposit, an Agent is relieved of the responsibility for loss, theft or destruction of the share certificate. To insure against loss in mailing the share certificates to FCT, share certificates must be mailed in the pre-addressed return envelope supplied to an Agent by FCT, as requested in writing or by telephoning FCT at 800-633-9394. Share certificates mailed to FCT will be insured, up to $25,000 current market value, provided the share certificates are mailed first class. Share certificates having a current market value between $25,000 and $500,000 must be mailed registered mail, return receipt requested. No mailing insurance coverage is provided by FCT for share certificates having a current market value over $500,000. If an Agent determines a loss of share certificates has occurred, such Agent must notify FCT of the loss within thirty (30) calendar days of the date the share certificates were mailed. The insurance provided by FCT covers the market value of the Common Shares as of date of mailing the share certificate; it does not protect against any loss resulting from fluctuations in the market value of the Common Shares from the date the Agent mailed the share certificate until such time as replacement can be effected. Share certificates should not be endorsed. Whenever share certificates are issued to an Agent, either upon request or upon termination of participation in the Plan, new, differently numbered share certificates will be issued. Cash dividends on Common Shares represented by certificates deposited with FCT will be automatically reinvested under the Plan, unless FCT is otherwise instructed by the Agent (see Question 13).

20.   WHAT REPORTS AND OTHER INFORMATION WILL BE SENT TO AGENTS?

   A quarterly statement of Plan Account will be sent to each Agent. Statements will show the current Plan Account balance and Plan Account activity for the year. These statements provide a record of the price of purchase or sale of Common Shares and should be retained for tax purposes. The Company will also provide each Agent copies of any amendments to the Plan and the same communications as any other shareholder will receive, including annual reports, quarterly reports, notices of annual meetings, proxy statements and income tax information for reporting dividends paid and proceeds from Plan Shares sold.

OTHER INFORMATION

21.   HOW ARE AN AGENT'S PLAN SHARES VOTED?

   Agents will receive proxy materials from the Company for each shareholder meeting, including a proxy statement and a form of proxy covering all Plan Shares credited to the Agent's Plan Account and all Common Shares registered in the Agent's own name as of the record date for the meeting. Plan Shares may also be voted in person at the meeting.

22. WHAT HAPPENS IF THE COMPANY ISSUES A SHARE DIVIDEND, DECLARES A SHARE SPLIT OR HAS A RIGHTS OFFERING?

   Any share dividends or share splits distributed on an Agent's Plan Shares will be distributed to the Agent in the same manner as to other shareholders of the Company who are not participating in the Plan.

   An Agent's entitlement in a regular rights offering will be based upon the Agent's total whole Common Share holdings, including whole Plan Shares held in the Plan Account.

23.   WHAT IS THE RESPONSIBILITY OF THE COMPANY ND FCT UNDER THE PLAN?

   Neither the Company nor FCT (nor any of their respective agents, representatives, employees, officers or directors), in administering the Plan, shall be liable for any act done in good faith or for any good faith omission to act, including, without limitation, any claim of liability arising out of the failure to terminate an Agent's Plan Account prior to written notice of termination from the Agent, or upon an Agent's death prior to receipt by FCT and the Company of notice in writing of such death along with the appropriate legal documentation, or with respect to the prices or times at which Common Shares are purchased or sold for Agents or fluctuations in the market value of the Common Shares. Notwithstanding the foregoing, liability will not be so limited for violations of the federal securities laws.

   EACH PARTICIPANT SHOULD RECOGNIZE THAT NEITHER THE COMPANY NOR FCT CAN INSURE A PROFIT OR PROTECT AGAINST A LOSS ON COMMON SHARES PURCHASED UNDER THE PLAN.

24.   MAY THE PLAN BE AMENDED, SUSPENDED OR TERMINATED?

   The Company reserves the right to amend, suspend or terminate the Plan at any time. To the extent practicable, any such event will be announced to Agents at least 30 days prior to its effective date (unless a different time period is required by law), and any amendment will be deemed to be accepted by Agents who do not withdraw prior to the effectiveness of the amendment.

   The Company also reserves the right to suspend the Plan, without notice, for limited periods of time (not to exceed 90 days in any case) during or in anticipation of public offerings of the Common Shares, or pending the filing by the Company with the Commission of any report or statement pursuant to
Section 13, 14 or 15(d) of the Exchange Act, or pending any proposed amendment of or supplement to this Prospectus or to the Registration Statement of which this Prospectus is a part, or which may be deemed advisable for any other reason. In any event, monies representing deduction amounts, voluntary cash payments, or cash dividends, as appropriate, to be invested on behalf of Agents will be returned to Agents if Common Shares have not been purchased:
(a) within 35 days of receipt of deduction amounts or voluntary cash payments or (b) within 30 days of the applicable Common Share dividend payment date for cash dividend reinvestments. No interest will be paid on any monies so returned to Agents. The Company will advise Agents when a suspension of the Plan is terminated.

   If the Plan is terminated, each Agent will receive (1) a certificate for all whole Plan Shares in the Agent's Plan Account or a book entry position if then being utilized, (2) a check representing the market value of any fractional Plan Share in the Agent's Plan Account and (3) any uninvested deduction amounts, voluntary cash payments or cash dividends held in the Agent's Plan Account.

                           FEDERAL INCOME TAX CONSEQUENCES

   The following is a brief summary of some of the principal federal income tax considerations applicable as of the date of this Prospectus to participation in the Plan.

   In general, Agents in the Plan will have the same federal income tax consequences with respect to dividends as shareholders not participating in the Plan. An Agent will be treated for federal income tax purposes as having received on each Common Share dividend payment date a dividend equal to the full amount of the cash dividends payable on both the Common Shares registered in the Agent's own name and the Agent's Plan Shares, even though the amount of cash dividends reinvested is not actually received in cash but instead is applied to the purchase of Common Shares for the Agent's Plan Account. In addition, the Internal Revenue Service has ruled that the amount of brokerage commissions paid by the Company on an Agent's behalf is to be treated as a distribution to the Agent which is subject to income tax in the same manner as dividends. The sum of those amounts becomes the Agent's cost basis for those Common Shares.

   Each Agent who purchases Common Shares through deduction amounts will recognize the same amount of compensation income (wages) for federal income tax purposes as such Agent would have recognized had he or she not purchased Common Shares through such deductions, even though the deduction amounts are not paid to the Agent in cash but instead are applied to the purchase of Common Shares for the Agent's Plan Account.

   An Agent who makes a voluntary cash payment to the Plan is not treated for federal income tax purposes as having received income by virtue of the purchase of Common Share with the voluntary cash payment. The Agent's cost basis in any Common Shares purchased with voluntary cash payments will be the cost of the Common Shares, including any brokerage commissions paid by the Company on the Agent's behalf.

   Each quarterly statement of account will show the price per share to the Agent of Common Shares purchased with deduction amounts, reinvested cash dividends, and voluntary cash payments. That price, which will include the brokerage commissions paid by the Company on behalf of the Agent on Plan purchases of Common Shares, is the federal income tax cost basis to the Agent of Common Shares acquired under the Plan. The quarterly statement of account also will show the date on which Common Shares purchased under the Plan were credited to the Agent's Plan Account. An Agent's holding period for Common Shares purchased under the Plan generally will begin on the date following the date on which Common Shares are credited to the Agent's Plan Account.

   Information forms (Forms 1099-DIV) will be mailed to Agents participating in the Plan each year and will set forth the taxable dividends and brokerage commissions reportable for federal income tax purposes. These dividends and brokerage commissions must be reported on the Agent's federal income tax return.

   Reinvested cash dividends are not subject to withholding unless (a) an Agent fails to give the Agent's Social Security or Tax Identification Number to the Company, (b) the Internal Revenue Service notifies the Company that the Agent is subject to tax withholding, or (c) the Agent fails to certify, under penalties of perjury, that the Agent is not subject to backup withholding if such certification is required. If an Agent is a shareholder whose cash dividends are subject to tax withholding, the Company will apply toward the purchase of Plan Shares an amount equal to the cash dividends being reinvested less the amount of tax required to be withheld. The Agent's quarterly statement of account will indicate the amount of tax withheld.

   An Agent will not recognize any taxable income upon receipt of a certificate for whole Common Shares credited to the Agent's Plan Account, whether upon request for such a certificate, upon the Agent's termination of a Plan Account or upon termination of the Plan. However, an Agent may recognize a gain or loss upon receipt of a cash payment for whole Common Shares or a fractional share credited to a Plan Account when that Plan Account is terminated by the Agent, when Common Shares credited to the Plan Account are sold or when the Plan is terminated. A gain or loss may also be recognized upon an Agent's disposition of Common Shares received from the Plan. The amount of any such gain or loss will be the difference between the amount received for the whole or fractional Common Shares and the cost basis of the Common Shares. Generally, gain or loss recognized on the disposition of Common Shares acquired under the Plan will be treated for federal income tax purposes as a capital gain or loss.

   AGENTS SHOULD CONSULT THEIR PERSONAL TAX ADVISORS WITH SPECIFIC REFERENCE TO THEIR OWN TAX SITUATIONS AND POTENTIAL CHANGES IN THE APPLICABLE LAW AS TO ALL FEDERAL, STATE, LOCAL, FOREIGN AND OTHER TAX MATTERS IN CONNECTION WITH THE REINVESTMENT OF CASH DIVIDENDS AND PURCHASES OF COMMON SHARES UNDER THE PLAN, THE AGENT'S COST BASIS AND HOLDING PERIOD FOR COMMON SHARES ACQUIRED UNDER THE PLAN AND THE CHARACTER, AMOUNT AND TAX

TREATMENT OF ANY GAIN OR LOSS REALIZED ON THE DISPOSITION OF COMMON SHARES.


                                  INDEMNIFICATION

   Article V of the Company's Code of Regulations relates to the indemnification of the Company's directors and officers, and is set forth in its entirety below:

   SECTION 1. MANDATORY INDEMNIFICATION. The corporation shall indemnify (A) any officer or director of the corporation and (B) any person (including an officer or director of the corporation) who has served or is serving at the request of the corporation as a director, trustee or officer of another corporation (domestic or foreign, nonprofit or for profit), partnership, joint venture, trust or other enterprise who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative (including, without limitation, any action threatened or instituted by or in the right of the corporation) by reason of the fact that he is or was a director, trustee, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee or agent of another corporation (domestic or foreign, nonprofit or for profit), partnership, joint venture, trust, or other enterprise, against expenses (including, without limitation, attorneys' fees, filing fees, court reporters' fees and transcript costs), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, he had no reasonable cause to believe his conduct was unlawful. A person claiming indemnification under this Section 1 shall be presumed in respect of any act or omission giving rise to such claim for indemnification, to have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal matter, to have had no reasonable cause to believe his conduct was unlawful, and the termination of any action, suit, or proceeding by judgment, order, settlement, or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, rebut such presumption.

   SECTION 2. COURT-APPROVED INDEMNIFICATION. Anything contained in the Regulations or elsewhere to the contrary notwithstanding:

   (A) the corporation shall not indemnify (i) any officer or director of the corporation, or (ii) any person (including an officer or director of the corporation) who has served or is serving at the request of the corporation as a director, trustee or officer of another corporation (domestic or foreign, nonprofit or for profit), partnership, joint venture, trust or other enterprise who was a party to any completed action or suit instituted by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee or agent of another corporation (domestic or foreign, nonprofit or for profit), partnership, joint venture, trust or other enterprise, in respect of any claim, issue or matter asserted in such action or suit as to which he shall have been adjudged to be liable for gross negligence or misconduct (other than negligence) in the performance of his duty to the corporation unless and only to the extent that the Court of Common Pleas of Butler County, Ohio or the court in which such action or suit was brought shall determine upon application that despite such adjudication of liability, and in view of all the circumstances of the case, he is fairly and reasonably entitled to such indemnity as such Court of Common Pleas or such other court shall deem proper; and
   (B) the corporation shall promptly make any such unpaid indemnification as is determined by a court to be proper as contemplated by this Section 2.

   SECTION 3. INDEMNIFICATION FOR EXPENSES. Anything contained in the Regulations or elsewhere to the contrary notwithstanding, to the extent that an officer or director of the corporation or any person (including an officer or director of the corporation) who has served or is serving at the request of the corporation as a director, trustee or officer of another corporation (domestic or foreign, nonprofit or for profit), partnership, joint venture, trust or other enterprise has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 1, or in defense of any claim, issue, or matter therein, he shall be promptly indemnified by the corporation against expenses (including, without limitation, attorneys' fees, filing fees, court reporters' fees and transcript costs) actually and reasonably incurred by him in connection therewith.

   SECTION 4.  DETERMINATION REQUIRED.  Any indemnification required under
Section 1 and not precluded under Section 2 shall be made by the corporation only upon a determination that such indemnification is proper in the circumstances because the person has met the applicable standard of conduct set forth in Section 1. Such determination may be made only (A) by a majority vote of a quorum consisting of directors of the corporation who were not and are not parties to, or threatened with, any such action, suit or proceeding or (B) if such a quorum is not obtainable or if a majority of a quorum of disinterested directors so directs, in a written opinion by independent legal counsel other than an attorney, or a firm having associated with it an attorney, who has been retained by or who has performed services for the corporation, or any person to be indemnified, within the past five years or (C) by the shareholders or (D) by the Court of Common Pleas of Butler County, Ohio or (if the corporation is a party thereto) the court in which such action, suit or proceeding was brought, if any; any such determination may be made by a court under subparagraph (D) of this Section at any time (including, without limitation, any time before, during or after the time when any such determination may be requested of, be under consideration by or have been denied or disregarded by the disinterested directors under subparagraph (A) or by independent legal counsel under subparagraph (B) or by the shareholders under subparagraph (C) of this Section); and no failure for any reason to make any such determination, and no decision for any reason to deny any such determination, by the disinterested directors under subparagraph (A) or by independent legal counsel under subparagraph (B) or by shareholders under subparagraph (C) of this Section shall be evidence in rebuttal of the presumption recited in Section 1. Any determination made by the disinterested directors under subparagraph (A) of this Section or by independent legal counsel under subparagraph (B) of this Section to make indemnification in respect of any claim, issue or matter asserted in an action or suit threatened or brought by or in the right of the corporation shall be promptly communicated to the person who threatened or brought such action or suit, and within ten (10) days after receipt of such notification such person shall have the right to petition the Court of Common Pleas of Butler County, Ohio or the court in which such action or suit was brought, if any, to review the reasonableness of such determination.

   SECTION 5. ADVANCES FOR EXPENSES. Expenses (including, without limitation, attorneys fees, filing fees, court reporters' fees and transcript costs) incurred in defending any action, suit or proceeding referred to in
Section 1 shall be paid by the corporation in advance of the final disposition of such action, suit or proceeding to or on behalf of the officer, Director or other person entitled to indemnity under Section 1 promptly as such expenses are incurred by him, but only if such officer, Director or other person shall first agree, in writing, to repay all amounts so paid in respect of any claim, issue or other matter asserted in such action, suit or proceeding in defense of which he shall not have been successful on the merits or otherwise:

   (A) unless it shall ultimately be determined as provided in Section 4 that he is not entitled to be indemnified by the corporation as provided under
Section 1; or
   (B) if, in respect of any claim, issue or other matter asserted by or in the right of the corporation in such action or suit, he shall have been adjudged to be liable for gross negligence or misconduct (other than negligence) in the performance of his duty to the corporation, unless and only to the extent that the Court of Common Pleas of Butler County, Ohio or the court in which such action or suit was brought shall determine upon application that, despite such adjudication of liability, and in view of all the circumstances, he is fairly and reasonably entitled to all or part of such indemnification.

   SECTION 6.  ARTICLE V NOT EXCLUSIVE.  The indemnification provided by this
Article V shall not be deemed exclusive of any other rights to which any person seeking indemnification may be entitled under the Articles or the Regulations or any agreement, vote of shareholders of the corporation or disinterested directors, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be an officer or director of the corporation and shall inure to the benefit of the heirs, executors, and administrators of such a person.

   SECTION 7. INSURANCE. The corporation may purchase and maintain insurance on behalf of any person who is or was a director, trustee, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee, or agent of another corporation (domestic or foreign, nonprofit or for profit), partnership, joint venture, trust, or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the obligation or the power to indemnify him against such liability under the provisions of this Article V.

   SECTION 8. CERTAIN DEFINITIONS. For purposes of this Article V, and as examples and not by way of limitation:

   (A) A person claiming indemnification under this Article V shall be deemed to have been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 1, or in defense of any claim, issue or other matter therein, if such action, suit or proceeding shall be terminated as to such person, with or without prejudice, without the entry of a judgment or order against him, without a conviction of him, without the imposition of a fine upon him, and without his payment or agreement to pay any amount in settlement thereof (whether or not any such termination is based upon a judicial or other determination of lack of merit of the claims made against him or otherwise results in a vindication of him); and

   (B) References to an "other enterprise" shall include employee benefit plans; references to a "fine" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the best interests of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interest of the corporation" within the meaning of that term as used in this
Article V.

   SECTION 9. VENUE. Any action, suit or proceeding to determine a claim for indemnification under this Article V may be maintained by the person claiming such indemnification, or by the corporation, in the Court of Common Pleas of Butler County, Ohio. The corporation and (by claiming such indemnification) each such person consent to the exercise of jurisdiction over its or his person by the Court of Common Pleas of Butler County, Ohio in any such action, suit or proceeding.

                              - - - - - - - - - - -

   Division (E) of Section 1701.01 of the Ohio Revised Code also provides for the authority of an Ohio corporation to indemnify a director, officer, employee or agent of the Company. The statutory provision is very similar, but not identical, to the language contained in Article V of the Company's Code of Regulations.

   The Company has purchased insurance coverage under a policy which insures directors and officers against certain liabilities which might be incurred by them in such capacity.

   Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the 1933 Act and is therefore unenforceable.

                                USE OF PROCEEDS

   Plan Shares will be acquired through open-market purchases and negotiated transactions with third parties and the Company will not receive any proceeds therefrom.


                                 LEGAL MATTERS

   The validity of the Common Shares offered hereby will be passed upon for the Company by Vorys, Sater, Seymour and Pease, 52 East Gay Street, Columbus, Ohio 43215. As of May 27, 1997, members of Vorys, Sater, Seymour and Pease and attorneys employed thereby, together with members of their immediate families, beneficially owned an aggregate of approximately 31,000 Common Shares.


                                    EXPERTS

   The consolidated balance sheet of the Company and its subsidiaries as of December 31, 1996, 1995 and 1994 and the related consolidated statements of income, shareholders' equity, and cash flows for the years then ended, incorporated by reference in this Prospectus and in the Registration Statement, have been incorporated herein in reliance upon the report of Coopers & Lybrand L.L.P., independent accountants, given on the authority of that firm as experts in accounting and auditing.

                                TABLE OF CONTENTS

                                                                         Page
                                                                         ----
AVAILABLE INFORMATION.......................................................2

DOCUMENTS INCORPORATED BY REFERENCE.........................................2

THE COMPANY.................................................................3

THE PLAN....................................................................3

     Purpose................................................................4
     Features...............................................................4
     Administration.........................................................4
     Eligibility and Participation..........................................5
     Commission Deductions..................................................6
     Voluntary Cash Payments................................................7
     Source of Common Shares--Purchase Prices--Investment Date..............8
     Expenses to Agents.....................................................9
     Reinvestment of Cash Dividends.........................................9
     Selling or Withdrawing Plan Shares--Terminating Participation.........10
     Plan Accounts--Reports--Safekeeping...................................12
     Other Information.....................................................13

FEDERAL INCOME TAX CONSEQUENCES............................................15

INDEMNIFICATION............................................................17

USE OF PROCEEDS............................................................22

LEGAL MATTERS..............................................................22

EXPERTS....................................................................22


   NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THE OFFERING MADE HEREBY, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, ANY SECURITIES OTHER THAN THOSE TO WHICH IT RELATES IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION IN SUCH JURISDICTION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THE INFORMATION HEREIN IS CORRECT AS OF ANY TIME AFTER ITS DATE OR THAT THERE HAS BEEN NO CHANGE IN THE BUSINESS OR AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.   OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.
------------------------------------------------------
   The following is an itemized statement of expenses in connection with the issuance and distribution of the securities to be registered, all of which will be borne by the Company:

        Securities and Exchange Commission
          registration fee................     $ 3,485
                                                ------
        State securities registration
          fees............................     $  0.00
                                                ------
        Printing expenses.................     $ 1,725*
                                                ------
        Legal fees and expenses...........     $10,000*
                                                ------
        Accounting fees...................     $ 2,400*
                                                ------
        Miscellaneous expenses............     $ 9,500*
                                                ------
                                              ---------
        Total.............................     $27,110*
                                                ======
-----------------
       *Estimated

ITEM 15.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.
----------------------------------------------------

   Division (E) of Section 1701.13 of the Ohio Revised Code and Article V of the Company's Code of Regulations relate to indemnification of the Company's directors and officers in a variety of circumstances against liabilities arising in connection with the performance of their respective duties.

   Division (E) of Section 1701.13 of the Ohio Revised Code provides as follows:
   (E)(1) A corporation may indemnify or agree to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, other than an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee, member, manager, or agent of another corporation, domestic or foreign, nonprofit or for profit, a limited liability company, or a partnership, joint venture, trust, or other enterprise, against expenses, including attorney's fees, judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit, or proceeding, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if he had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement, or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

   (2) A corporation may indemnify or agree to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending, or completed action or suit by or in the right of the corporation to procure a judgment in its favor, by reason of the fact that he is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee, member, manager, or agent of another corporation, domestic or foreign, nonprofit or for profit, a limited liability company, or a partnership, joint venture, trust, or other enterprise, against expenses, including attorney's fees, actually and reasonably incurred by him in connection with the defense or settlement of such action or suit, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect to any of the following:

                (a) Any claim, issue, or matter as to which such person is adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless, and only to the extent that, the court of common pleas or the court in which such action or suit was brought determines, upon application, that, despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court of common pleas or such other court shall deem proper;

                (b) Any action or suit in which the only liability asserted against a director is pursuant to Section 1701.95 of the Revised Code.

   (3) To the extent that a director, trustee, officer, employee, member, manager, or agent has been successful on the merits or otherwise in defense of any action, suit, or proceeding referred to in division (E)(1) or (2) of this section, or in defense of any claim, issue, or matter therein, he shall be indemnified against expenses, including attorney's fees, actually and reasonably incurred by him in connection with the action, suit, or proceeding.

   (4) Any indemnification under division (E)(1) or (2) of this section, unless ordered by a court, shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, trustee, officer, employee, member, manager, or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in division (E)(1) or (2) of this section. Such determination shall be made as follows:

                (a) By a majority vote of a quorum consisting of directors of the indemnifying corporation who were not and are not parties to or threatened with the action, suit or proceeding referred to in division (E)(1) or (2) of this section;

                (b)   If the quorum described in division (E)(4)(a) of this
             section is not obtainable or if a majority vote of a quorum of disinterested directors so directs, in a written opinion by independent legal counsel other than an attorney, or a firm having associated with it an attorney, who has been retained by or who has performed services for the corporation or any person to be indemnified within the past five years;

                (c)   By the shareholders;

                (d) By the court of common pleas or the court in which the action, suit, or proceeding referred to in division (E)(1) or (2) of this section was brought.

   Any determination made by the disinterested directors under division
(E)(4)(a) or by independent legal counsel under division (E)(4)(b) of this section shall be promptly communicated to the person who threatened or brought the action or suit by or in the right of the corporation under division (E)(2) of this section, and within ten days after receipt of such notification, such person shall have the right to petition the court of common pleas or the court in which such action or suit was brought to review the reasonableness of such determination.

     (5)(a) Unless at the time of a director's act or omission that is the subject of an action, suit, or proceeding referred to in division (E)(1) or
(2) of this section, the articles or the regulations of a corporation state, by specific reference to this division, that the provisions of this division do not apply to the corporation and unless the only liability asserted against a director in an action, suit, or proceeding referred to in division (E)(1) or
(2) of this section is pursuant to Section

1701.95 of the Revised Code, expenses, including attorney's fees, incurred by a director in defending the action, suit, or proceeding shall be paid by the corporation as they are incurred, in advance of the final disposition of the action, suit, or proceeding upon receipt of an undertaking by or on behalf of the director in which he agrees to do both of the following:

                (i) Repay such amount if it is proved by clear and convincing evidence in a court of competent jurisdiction that his action or failure to act involved an act or omission undertaken with deliberate intent to cause injury to the corporation or undertaken with reckless disregard for the best interests of the corporation;

               (ii) Reasonably cooperate with the corporation concerning the action, suit or proceeding.

       (b) Expenses, including attorney's fees, incurred by a director, trustee, officer, employee, member, manager, or agent in defending any action, suit, or proceeding referred to in division (E)(1) or (2) of this section, may be paid by the corporation as they are incurred, in advance of the final disposition of the action, suit, or proceeding, as authorized by the directors in the specific case, upon receipt of an undertaking by or on behalf of the director, trustee, officer, employee, member, manager, or agent to repay such amount, if it ultimately is determined that he is not entitled to be indemnified by the corporation.

   (6) The indemnification authorized by this section shall not be exclusive of, and shall be in addition to, any other rights granted to those seeking indemnification under the articles, the regulations, any agreement, a vote of shareholders or disinterested directors, or otherwise, both as to action in their official capacities and as to action in another capacity while holding their offices or positions, and shall continue as to a person who has ceased to be a director, trustee, officer, employee, member, manager, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.

   (7) A corporation may purchase and maintain insurance or furnish similar protection, including, but not limited to, trust funds, letters of credit, or self-insurance, on behalf of or for any person who is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee, member, manager, or agent of another corporation, domestic or foreign, nonprofit or for profit, a limited liability company, or a partnership, joint venture, trust, or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under this section. Insurance may be purchased from or maintained with a person in which the corporation has a financial interest.

   (8) The authority of a corporation to indemnify persons pursuant to division (E)(1) or (2) of this section does not limit the payment of expenses as they are incurred, indemnification, insurance, or other protection that may be provided pursuant to divisions (E)(5), (6), and (7) of this section. Divisions (E)(1) and (2) of this section do not create any obligation to repay or return payments made by the corporation pursuant to division (E)(5), (6), or (7).

   (9) As used in division (E) of this section, "corporation" includes all constituent entities in a consolidation or merger and the new or surviving corporation, so that any person who is or was a director, officer, employee, member, manager, or agent of such a constituent entity, or is or was serving at the request of such constituent entity as a director, trustee, officer, employee, member, manager or agent of another corporation, domestic or foreign, nonprofit or for profit, a limited liability company, or a partnership, joint venture, trust, or other enterprise, shall stand in the same position under this section with respect to the new or surviving corporation as he would if he had served the new or surviving corporation in the same capacity.

   Article V of the Company's Code of Regulations provides as follows:

   SECTION 1. MANDATORY INDEMNIFICATION. The corporation shall indemnify (A) any officer or director of the corporation and (B) any person (including an officer or director of the corporation) who has served or is serving at the request of the corporation as a director, trustee or officer of another corporation (domestic or foreign, nonprofit or for profit), partnership, joint venture, trust or other enterprise who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative (including, without limitation, any action threatened or instituted by or in the right of the corporation) by reason of the fact that he is or was a director, trustee, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee or agent of another corporation (domestic or foreign, nonprofit or for profit), partnership, joint venture, trust, or other enterprise, against expenses (including, without limitation, attorneys' fees, filing fees, court reporters' fees and transcript costs), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, he had no reasonable cause to believe his conduct was unlawful. A person claiming indemnification under this Section 1 shall be presumed in respect of any act or omission giving rise to such claim for indemnification, to have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal matter, to have had no reasonable cause to believe his conduct was unlawful, and the termination of any action, suit, or proceeding by judgment, order, settlement, or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, rebut such presumption.

   SECTION 2. COURT-APPROVED INDEMNIFICATION. Anything contained in the Regulations or elsewhere to the contrary notwithstanding:

   (A) the corporation shall not indemnify (i) any officer or director of the corporation, or (ii) any person (including an officer or director of the corporation) who has served or is serving at the request of the corporation as a director, trustee or officer of another corporation (domestic or foreign, nonprofit or for profit), partnership, joint venture, trust or other enterprise who was a party to any completed action or suit instituted by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee or agent of another corporation (domestic or foreign, nonprofit or for profit), partnership, joint venture, trust or other enterprise, in respect of any claim, issue or matter asserted in such action or suit as to which he shall have been adjudged to be liable for gross negligence or misconduct (other than negligence) in the performance of his duty to the corporation unless and only to the extent that the Court of Common Pleas of Butler County, Ohio or the court in which such action or suit was brought shall determine upon application that despite such adjudication of liability, and in view of all the circumstances of the case, he is fairly and reasonably entitled to such indemnity as such Court of Common Pleas or such other court shall deem proper; and

   (B) the corporation shall promptly make any such unpaid indemnification as is determined by a court to be proper as contemplated by this Section 2.

   SECTION 3. INDEMNIFICATION FOR EXPENSES. Anything contained in the Regulations or elsewhere to the contrary notwithstanding, to the extent that an officer or director of the corporation or any person (including an officer or director of the corporation) who has served or is serving at the request of the corporation as a director, trustee or officer of another corporation (domestic or foreign, nonprofit or for profit), partnership, joint venture, trust or other enterprise has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 1, or in defense of any claim, issue, or matter therein, he shall be promptly indemnified by the corporation against expenses (including, without limitation, attorneys' fees, filing fees, court reporters' fees and transcript costs) actually and reasonably incurred by him in connection therewith.

   SECTION 4.  DETERMINATION REQUIRED.  Any indemnification required under
Section 1 and not precluded under Section 2 shall be made by the corporation only upon a determination that such indemnification is proper in the circumstances because the person has met the applicable standard of conduct set forth in Section 1. Such determination may be made only (A) by a majority vote of a quorum consisting of directors of the corporation who were not and are not parties to, or threatened with, any such action, suit or proceeding or
(B) if such a quorum is not obtainable or if a majority of a quorum of disinterested directors so directs, in a written opinion by independent legal counsel other than an attorney, or a firm having associated with it an attorney, who has been retained by or who has performed services for the corporation, or any person to be indemnified, within the past five years or
(C) by the shareholders or (D) by the Court of Common Pleas of Butler County, Ohio or (if the corporation is a party thereto) the court in which such action, suit or proceeding was brought, if any; any such determination may be made by a court under subparagraph (D) of this Section at any time (including, without limitation, any time before, during or after the time when any such determination may be requested of, be under consideration by or have been denied or disregarded by the disinterested directors under subparagraph (A) or by independent legal counsel under subparagraph (B) or by the shareholders under subparagraph (C) of this Section); and no failure for any reason to make any such determination, and no decision for any reason to deny any such determination, by the disinterested directors under subparagraph (A) or by independent legal counsel under subparagraph (B) or by shareholders under subparagraph (C) of this Section shall be evidence in rebuttal of the presumption recited in Section 1. Any determination made by the disinterested directors under subparagraph (A) of this Section or by independent legal counsel under subparagraph (B) of this Section to make indemnification in respect of any claim, issue or matter asserted in an action or suit threatened or brought by or in the right of the corporation shall be promptly communicated to the person who threatened or brought such action or suit, and within ten (10) days after receipt of such notification such person shall have the right to petition the Court of Common Pleas of Butler County, Ohio or the court in which such action or suit was brought, if any, to review the reasonableness of such determination.

   SECTION 5. ADVANCES FOR EXPENSES. Expenses (including, without limitation, attorneys fees, filing fees, court reporters' fees and transcript costs) incurred in defending any action, suit or proceeding referred to in
Section 1 shall be paid by the corporation in advance of the final disposition of such action, suit or proceeding to or on behalf of the officer, Director or other person entitled to indemnity under Section 1 promptly as such expenses are incurred by him, but only if such officer, Director or other person shall first agree, in writing, to repay all amounts so paid in respect of any claim, issue or other matter asserted in such action, suit or proceeding in defense of which he shall not have been successful on the merits or otherwise:

   (A) unless it shall ultimately be determined as provided in Section 4 that he is not entitled to be indemnified by the corporation as provided under
Section 1; or

   (B) if, in respect of any claim, issue or other matter asserted by or in the right of the corporation in such action or suit, he shall have been adjudged to be liable for gross negligence or misconduct (other than negligence) in the performance of his duty to the corporation, unless and only to the extent that the Court of Common Pleas of Butler County, Ohio or the court in which such action or suit was brought shall determine upon application that, despite such adjudication of liability, and in view of all the circumstances, he is fairly and reasonably entitled to all or part of such indemnification.

   SECTION 6.  ARTICLE V NOT EXCLUSIVE.  The indemnification provided by this
Article V shall not be deemed exclusive of any other rights to which any person seeking indemnification may be entitled under the Articles or the Regulations or any agreement, vote of shareholders of the corporation or disinterested directors, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be an officer or director of the corporation and shall inure to the benefit of the heirs, executors, and administrators of such a person.

   SECTION 7. INSURANCE. The corporation may purchase and maintain insurance on behalf of any person who is or was a director, trustee, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee, or agent of another corporation (domestic or foreign, nonprofit or for profit), partnership, joint venture, trust, or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the obligation or the power to indemnify him against such liability under the provisions of this Article V.

   SECTION 8. CERTAIN DEFINITIONS. For purposes of this Article V, and as examples and not by way of limitation:

   (A) A person claiming indemnification under this Article V shall be deemed to have been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 1, or in defense of any claim, issue or other matter therein, if such action, suit or proceeding shall be terminated as to such person, with or without prejudice, without the entry of a judgment or order against him, without a conviction of him, without the imposition of a fine upon him, and without his payment or agreement to pay any amount in settlement thereof (whether or not any such termination is based upon a judicial or other determination of lack of merit of the claims made against him or otherwise results in a vindication of him); and

   (B) References to an "other enterprise" shall include employee benefit plans; references to a "fine" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the best interests of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interest of the corporation" within the meaning of that term as used in this
Article V.

   SECTION 9. VENUE. Any action, suit or proceeding to determine a claim for indemnification under this Article V may be maintained by the person claiming such indemnification, or by the corporation, in the Court of Common Pleas of Butler County, Ohio. The corporation and (by claiming such indemnification) each such person consent to the exercise of jurisdiction over its or his person by the Court of Common Pleas of Butler County, Ohio in any such action, suit or proceeding.

ITEM 16.   EXHIBITS.
-------------------
   The exhibits filed pursuant to this Item immediately follow the Index to Exhibits beginning at page II-15 (page 40 as sequentially numbered).

           Exhibit No.           Description
           ----------            -----------
              4(a)               Amended Articles of Incorporation of Ohio
                                 Casualty Corporation

              4(b)               Code of Regulations of Ohio Casualty
                                 Corporation

              4(c)               Rights Agreement, dated as of December 15,
                                 1989, between Ohio Casualty Corporation and
                                 Mellon Bank, N.A.

              4(d) First Supplement to Rights Agreement, dated as of February 28, 1990, between Ohio
                                 Casualty Corporation and Mellon Bank, N.A.

              4(e) Second Supplement to Rights Agreement, dated as of October 17, 1990, between Ohio Casualty
                                 Corporation and Mellon Bank, N.A.

              5 Opinion of Vorys, Sater, Seymour and Pease, counsel to Ohio Casualty Corporation

              23(a)              Consent of Coopers & Lybrand L.L.P.

           Exhibit No.           Description
           ----------            -----------

              23(b) Consent of Vorys, Sater, Seymour and Pease, counsel to Ohio Casualty Corporation

              24                 Power of Attorney

ITEM 17.   UNDERTAKINGS.

   (a)   The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

              (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

              (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

              (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

         Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or
   Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

   (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

   (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 15, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


                           (The rest of this page is
                            intentionally left blank.)

                                    SIGNATURES


   Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hamilton, State of Ohio, on the 18th day of June, 1997.


                                            OHIO CASUALTY CORPORATION


                                            By:/s/Lauren N. Patch
                                               -------------------------------
                                               Lauren N. Patch, President and
                                               Chief Executive Officer


                              POWER OF ATTORNEY
                              -----------------

   KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Lauren N. Patch and Joseph L. Marcum, and each of them, as his/her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him/her and in his/her name, place and stead, in any and all capacities, to sign any and all future amendments to this Registration Statement and documents related thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission and The Nasdaq Stock Market, granting unto each of said attorneys-in-fact and agents, and substitute or substitutes, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming all things that each of said attorneys-in-fact and agents, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


Signature                    Title                      Date
---------                    -----                      ----
/s/Lauren N. Patch           President and              June 18, 1997
-------------------------    Chief Executive
Lauren N. Patch              Officer

/s/Joseph L. Marcum          Chairman of the             June 18, 1997
-------------------------    Board
Joseph L. Marcum

/s/William L. Woodall        Vice Chairman of            June 18, 1997
-------------------------    the Board
William L. Woodall

/s/Barry S. Porter           Chief Financial             June 18, 1997
-------------------------    Officer and
Barry S. Porter              Treasurer

/s/Michael L. Evans          Vice President              June 18, 1997
-------------------------
Michael L. Evans

/s/Arthur J. Bennert         Director                    June 18, 1997
-------------------------
Arthur J. Bennert

/s/Vaden Fitton              Director                    June 18, 1997
-------------------------
Vaden Fitton

/s/Jeffery D. Lowe           Director                    June 18, 1997
-------------------------
Jeffery D. Lowe

/s/Stephen S. Marcum         Director                    June 18, 1997
-------------------------
Stephen S. Marcum

/s/Stanley N. Pontius        Director                    June 18, 1997
-------------------------
Stanley N. Pontius

/s/Howard L. Sloneker III    Director                    June 18, 1997
-------------------------
Howard L. Sloneker III

                               INDEX TO EXHIBITS
                               -----------------

Exhibit No.   Description                     Page No.
----------    -----------                     -------
   4(a)       Amended Articles of             Incorporated herein
              Incorporation of Ohio           by reference to the
              Casualty Corporation            applicable Exhibit to
                                              Company's Current
                                              Report on Form 8-K
                                              dated January 15,
                                              1987 [File No. 0-5544]

   4(b)       Code of Regulations of          Incorporated herein
              Ohio Casualty Corporation       by reference to the
                                              applicable Exhibit to
                                              Company's Current
                                              Report on Form 8-K
                                              dated January 15,
                                              1987 [File No. 0-5544]

   4(c)       Rights Agreement, dated as      Incorporated herein
              of December 15, 1989,           by reference to
              between Ohio Casualty           Exhibit 4 of
              Corporation and Mellon          Company's Current
              Bank, N.A.                      Report on Form 8-K
                                              dated December 15,
                                              1989 [File No. 0-5544]

   4(d)       First Supplement to Rights      Incorporated herein
              Agreement, dated as of          by reference to
              February 28, 1990, between      Exhibit 4 of
              Ohio Casualty Corporation       Company's Annual
              and Mellon Bank, N.A.           Report on  Form 10-K
                                              for the fiscal year
                                              ended December 31,
                                              1989 [File No. 0-5544]

   4(e)       Second Supplement to            Incorporated herein
              Rights Agreement, dated as      by reference to
              of October 17, 1990,            Exhibit 28(a) of
              between Ohio Casualty           Company's Current
              Corporation and Mellon          Report on Form 8-K
              Bank, N.A.                      dated October 30,
                                              1990 [File No.0-5544]


Exhibit No.   Description                     Page No.
----------    -----------                     -------
   5          Opinion of Vorys, Sater,        Pages 42 and 43
              Seymour and Pease, counsel
              to Ohio Casualty
              Corporation

   23(a)      Consent of Coopers &            Page 44
              Lybrand L.L.P.

   23(b)      Consent of Vorys, Sater,        Files as part of
              Seymour and Pease, counsel      Exhibit 5
              to Ohio Casualty
              Corporation

   24         Power of Attorney               Pages II-13 and II-14
                                              (Pages 38 and 39 as
                                              sequentially
                                              numbered)


                                      II-16

                                                                   EXHIBIT 5




                                                               614) 464-6400



                                               June 16, 1997


Ohio Casualty Corporation
136 North Third Street
Hamilton, Ohio 45025

Gentlemen and Ladies:

   We have acted as counsel for Ohio Casualty Corporation, an Ohio corporation (the "Company"), in connection with the proceedings taken and proposed to be taken in connection with the institution of the Ohio Casualty Corporation Agent SharePlan (the "Plan") and the sale of common shares, $.125 par value (the "Common Shares"), of the Company pursuant to the Plan as described in the Registration Statement on Form S-3 (the "Form S-3") to be filed with the Securities and Exchange Commission on June 18, 1997. The purpose of the
Form S-3 is to register 250,000 Common Shares under the Plan pursuant to the provisions of the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

   In connection with this opinion, we have examined an original or a copy of, and have relied upon the accuracy of, without independent verification or investigation: (a) the Form S-3; and (b) certain proceedings of the Company's Board of Directors. We have also relied upon such other representations of the Company and officers of the Company and such authorities of law as we have deemed relevant as a basis for this opinion.

   In our examinations and in rendering this opinion, we have assumed, without independent investigation or examination, (a) the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, and the authenticity of such originals of

Ohio Casualty Corporation
June 16, 1997
Page 2


such latter documents; (b) the due completion, execution and acknowledgment as indicated thereon and delivery of all documents; and (c) compliance with applicable federal and state securities laws. We have relied solely upon the examinations and inquiries recited herein, and we have not undertaken any independent investigation to determine the existence or absence of any facts, and no inference as to our knowledge concerning such facts should be drawn.

   Based upon and subject to the foregoing and the further qualifications and limitations set forth below, as of the date hereof, we are of the opinion that the 250,000 Common Shares of the Company to be delivered upon payment therefor in the manner and under the terms provided in the Plan and in the Form S-3 (when it becomes effective) will, when sold, be validly issued, fully paid and non-assessable.

   This opinion is limited to the federal laws of the United States and to the laws of the State of Ohio having effect as of the date hereof. This opinion is furnished by us solely for the benefit of the Company in connection with the offering of the Common Shares pursuant to the Plan and the filing of the Form S-3 and any amendments thereto. This opinion may not be relied upon by any other person or assigned, quoted or otherwise used without our specific written consent.

   Notwithstanding the foregoing, we consent to the filing of this opinion as an exhibit to the Form S-3 and to the reference to us in the Form S-3 under the caption "LEGAL MATTERS."

                                               Very truly yours,


                                               VORYS, SATER, SEYMOUR AND PEASE

                                                                Exhibit 23(a)


                         [COOPERS & LYBRAND LETTERHEAD]


                       Consent of Independent Accountants


We consent to the incorporation by reference in this registration statement on Form S-3 (File No. 0-5544) of our report dated January 30, 1997, on our audits of the consolidated financial statements and financial statement schedules of Ohio Casualty Corporation and subsidiaries as of and for the years ended December 31, 1996, 1995 and 1994, which report is included in Ohio Casualty Corporation's Annual Report on Form 10-K for the year ended December 31, 1996. We also consent to the reference to our firm under the caption "Experts".



                                           /s/Coopers & Lybrand L.L.P.



Cincinnati, Ohio
June 17, 1997